                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Syntellect Inc.



We consent to incorporation by reference in the Registration Statements (Nos. 33-35974, 33-48637, 33-63642, 333-02362 and 333-02368) on Form S-8 of our report dated February 5, 1997, relating to the consolidated balance sheets of Syntellect Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 Annual Report on Form 10-K of Syntellect Inc.






                                                           KPMG PEAT MARWICK LLP


Atlanta, Georgia
March 26, 1997

                          INDEPENDENT AUDITORS' CONSENT





We consent to incorporation by reference in the Registration Statements (Nos. 33-35974, 33-48637, 33-63642, 333-02362 and 333-02368) on Form S-8 of Syntellect
Inc. of our report dated February 9, 1996, except as to Note 20 which is dated as of March 14, 1996, relating to the consolidated balance sheets of Pinnacle Investment Associates, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended (which are not presented separately herein) appearing in the Annual Report on Form 10-K of Syntellect Inc. for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP



Atlanta, Georgia
March 28, 1997